UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Digital Domain
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-4728392
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 Rose Avenue Venice, California	90291
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-147993

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-1 (Reg. No. 333-147993) of Digital Domain (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on December 11, 2007, as amended from time to time, under the caption “Description of Capital Stock”, and is incorporated herein by reference. In addition, any prospectus relating to the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such information shall be deemed to be incorporated herein by reference.

ITEM 2. EXHIBITS

Under the Instruction as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 4, 2008

DIGITAL DOMAIN

By:	/s/ Mark S. Miller
Name: Mark S. Miller Title: President and Chief Executive Officer

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